SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.  20549



                                      FORM 11-K

                                    ANNUAL REPORT



                          Pursuant to Section 15(d) of the
                          Securities Exchange Act of 1934



                     For the fiscal year ended December 31, 1995



        A.  Full title of the Plan:

                          THE CINCINNATI GAS & ELECTRIC COMPANY
                         DEFERRED COMPENSATION AND INVESTMENT PLAN

        B. Name of issuer of the securities held pursuant to the Plan and the address of its principal executive office:




                                 Cinergy Corp.

                             139 East Fourth Street

                         Cincinnati, Ohio  45202 - 4003

                                  SIGNATURES



	Pursuant to the requirements of the Securities Exchange Act of 1934, the Members of the Deferred Compensation and Investment Plan Committee have duly caused this annual report to be signed by the undersigned hereunto duly authorized.



                         THE CINCINNATI GAS & ELECTRIC COMPANY
                       DEFERRED COMPENSATION AND INVESTMENT PLAN
                                    (Name of Plan)


                     By         /s/GEORGE H. STINSON
                           Chairman, Deferred Compensation and
                                Investment Plan Committee




June 27, 1996
<PAGE

               THE CINCINNATI GAS & ELECTRIC COMPANY
             DEFERRED COMPENSATION AND INVESTMENT PLAN
      STATEMENT OF FINANCIAL CONDITION WITH FUND INFORMATION
                         DECEMBER 31, 1995



                                                                                              Participant Directed
                                                                                      Cinergy       Fidelity       Fidelity
                                                                                      Common        Magellan     Equity-Income
                                                                        Total       Stock Fund        Fund*          Fund
INVESTMENTS, at market

     Common Stock of Cinergy Corp. -
          (Notes 3 and 9)
          shares: 3,621,288                                          $110,901,946    $71,531,755 $      -       $      -

     Fidelity Magellan Fund* -
          shares:115,691                                                9,947,118        -            9,947,118        -

     Fidelity Equity-Income Fund -
          shares: 541,029                                              20,521,238        -              -           20,521,238

     Fidelity Intermediate Bond Fund -
          shares: 324,441                                               3,377,431        -              -              -

     PNC Money Market Fund -                                            2,496,883        -              -              -
                                                                      147,244,616     71,531,755      9,947,118     20,521,238


OTHER ASSETS

     Cash                                                                 360,106        232,268        -              -
     Contribution Receivable                                            1,201,839        122,198         54,247         46,400
     Dividend Receivable                                                  131,847        -              -              131,847
     Realized Gain Receivable                                             593,311        -              -              593,311
     Accrued Income                                                           708            457        -              -
     Loans Receivable from Participants                                 3,226,771        -              -              -

PARTICIPANTS' EQUITY                                                 $152,759,198    $71,886,678    $10,001,365    $21,292,796

  The accompanying notes are an integral part of this statement.

* Fidelity Magellan Fund is a growth fund seeking long-term capital appreciation by investing primarily in common stock and securities convertible into common stock. As of March 31, 1996, the Fund had over $56 billion in net assets, consisting of the following classes: common stock and preferred stock, 70.7%; corporate bonds, 19.2%; other securities, 10.1%.

               THE CINCINNATI GAS & ELECTRIC COMPANY
             DEFERRED COMPENSATION AND INVESTMENT PLAN
      STATEMENT OF FINANCIAL CONDITION WITH FUND INFORMATION
                         DECEMBER 31, 1995
                            (CONTINUED)

                                                                                                                Non-Participant
                                                                               Participant Directed                Directed
                                                                      Fidelity       PNC Money                      Cinergy
                                                                    Intermediate      Market          Loan          Common
                                                                      Bond Fund        Fund           Fund        Stock Fund
INVESTMENTS, at market

     Common Stock of Cinergy Corp. -
          (Notes 3 and 9)
          shares: 3,621,288                                        $      -       $      -       $      -          $39,370,191

     Fidelity Magellan Fund* -
          shares:115,691                                                  -              -              -              -

     Fidelity Equity-Income Fund -
          shares: 541,029                                                 -              -              -              -

     Fidelity Intermediate Bond Fund -
          shares: 324,441                                               3,377,431        -              -              -

     PNC Money Market Fund -                                              -            2,496,883        -              -
                                                                        3,377,431      2,496,883        -           39,370,191


OTHER ASSETS

     Cash                                                                 -              -              -              127,838
     Contribution Receivable                                               10,488          8,942        -              959,564
     Dividend Receivable                                                  -              -              -              -
     Realized Gain Receivable                                             -              -              -              -
     Accrued Income                                                       -              -              -                  251
     Loans Receivable from Participants                                   -              -            3,226,771        -

PARTICIPANTS' EQUITY                                                   $3,387,919     $2,505,825     $3,226,771    $40,457,844

  The accompanying notes are an integral part of this statement.

* Fidelity Magellan Fund is a growth fund seeking long-term capital appreciation by investing primarily in common stock and securities convertible into common stock. As of March 31, 1996, the Fund had over $56 billion in net assets, consisting of the following classes: common stock and preferred stock, 70.7%; corporate bonds, 19.2%; other securities, 10.1%.

               THE CINCINNATI GAS & ELECTRIC COMPANY
             DEFERRED COMPENSATION AND INVESTMENT PLAN
      STATEMENT OF FINANCIAL CONDITION WITH FUND INFORMATION
                         DECEMBER 31, 1994



                                                                                               Participant Directed
                                                                                      Cinergy       Fidelity       Fidelity
                                                                                      Common        Magellan     Equity-Income
                                                                        Total       Stock Fund        Fund*          Fund
INVESTMENTS, at market

     Common Stock of Cinergy Corp. -
          (Notes 3 and 9)
          shares: 3,493,066                                           $82,087,051    $54,846,378 $      -       $      -

     Fidelity Magellan Fund* -
          shares:98,298                                                 6,566,321        -            6,566,321        -

     Fidelity Equity-Income Fund -
          shares: 542,150                                              16,644,016        -              -           16,644,016

     Fidelity Intermediate Bond Fund -
          shares: 301,353                                               2,962,298        -              -              -

     PNC Money Market Fund -                                            1,820,544        -              -              -
                                                                      110,080,230     54,846,378      6,566,321     16,644,016


OTHER ASSETS

     Cash                                                                 190,366        127,545        -              -
     Contribution Receivable                                              277,077        115,404         47,204         41,637
     Accrued Income                                                           863            578        -              -
     Loans Receivable from Participants                                 2,865,296        -              -              -

PARTICIPANTS' EQUITY                                                 $113,413,832    $55,089,905     $6,613,525    $16,685,653

  The accompanying notes are an integral part of this statement.

* Fidelity Magellan Fund is a growth fund seeking long-term capital appreciation by investing primarily in common stock and securities convertible into common stock. As of March 31, 1995, the Fund had over $39 billion in net assets, consisting of the following classes: common stock and preferred stock, 96.8%;convertible preferred stocks and bonds, .2%; corporate bonds, .6%; other securities, 2.4%.

               THE CINCINNATI GAS & ELECTRIC COMPANY
             DEFERRED COMPENSATION AND INVESTMENT PLAN
      STATEMENT OF FINANCIAL CONDITION WITH FUND INFORMATION
                         DECEMBER 31, 1994
                            (CONTINUED)

                                                                                                                Non-Participant
                                                                               Participant Directed                Directed
                                                                      Fidelity       PNC Money                      Cinergy
                                                                    Intermediate      Market          Loan          Common
                                                                      Bond Fund        Fund           Fund        Stock Fund
INVESTMENTS, at market

     Common Stock of Cinergy Corp. -
          (Notes 3 and 9)
          shares: 3,493,066                                        $      -       $      -       $      -          $27,240,673

     Fidelity Magellan Fund* -
          shares:98,298                                                   -              -              -              -

     Fidelity Equity-Income Fund -
          shares: 542,150                                                 -              -              -              -

     Fidelity Intermediate Bond Fund -
          shares: 301,353                                               2,962,298        -              -              -

     PNC Money Market Fund -                                              -            1,820,544        -              -
                                                                        2,962,298      1,820,544        -           27,240,673


OTHER ASSETS

     Cash                                                                 -              -              -               62,821
     Contribution Receivable                                                9,454          6,537        -               56,841
     Accrued Income                                                       -              -              -                  285
     Loans Receivable from Participants                                   -              -            2,865,296        -

PARTICIPANTS' EQUITY                                                   $2,971,752     $1,827,081     $2,865,296    $27,360,620

  The accompanying notes are an integral part of this statement.

* Fidelity Magellan Fund is a growth fund seeking long-term capital appreciation by investing primarily in common stock and securities convertible into common stock. As of March 31, 1995, the Fund had over $39 billion in net assets, consisting of the following classes: common stock and preferred stock, 96.8%;convertible preferred stocks and bonds, .2%; corporate bonds, .6%; other securities, 2.4%.

               THE CINCINNATI GAS & ELECTRIC COMPANY
             DEFERRED COMPENSATION AND INVESTMENT PLAN
STATEMENT OF CHANGES IN PARTICIPANTS' EQUITY WITH FUND INFORMATION
               FOR THE YEAR ENDED DECEMBER 31, 1995



                                                                                              Participant Directed
                                                                                      Cinergy       Fidelity       Fidelity
                                                                                      Common        Magellan     Equity-Income
                                                                        Total       Stock Fund        Fund*          Fund
PARTICIPANTS' EQUITY
     beginning of year                                               $113,413,832    $55,089,905     $6,613,525    $16,685,653

CHANGES DURING PERIOD

     Assets transferred between plans (Note 2)                            343,279        127,641         29,522         51,383
     Contributions (Note 5)                                             8,709,853      2,862,921      1,325,344      1,137,903
     Dividend Income                                                    6,938,877      3,910,713         63,550        519,498
     Interest Income                                                      216,020        135,836         24,361         37,644
     Distributions to Participants (Notes 6,7, and 8)                  (9,836,401)    (5,242,941)      (572,425)    (1,299,566)
     Net realized and unrealized appreciation/
          (depreciation) in market value of investments                32,999,760     15,484,708      2,497,380      4,658,777
     Investment Transfers (Note 3)                                        -             (446,584)        58,284       (294,220)
     Loans granted to Participants, net of repayments                     (26,022)       (35,521)       (38,176)      (204,276)
          Net change during period                                     39,345,366     16,796,773      3,387,840      4,607,143

PARTICIPANTS' EQUITY
     end of year                                                     $152,759,198    $71,886,678    $10,001,365    $21,292,796




UNITS OF PARTICIPATION
     December 31, 1995 (including units to be
          distributed to Participants)
     Number of units
     Number of shares (Notes 3 and 9)                                                  2,335,731        115,691        541,029
     Value per unit, at market
     Market price per share
          (New York Stock Exchange - Composite)                                           $30.63         $85.98         $37.93


NUMBER OF EMPLOYEES PARTICIPATING
     December 31, 1995                                                                     1,495            598            832

  The accompanying notes are an integral part of this statement.

               THE CINCINNATI GAS & ELECTRIC COMPANY
             DEFERRED COMPENSATION AND INVESTMENT PLAN
STATEMENT OF CHANGES IN PARTICIPANTS' EQUITY WITH FUND INFORMATION
               FOR THE YEAR ENDED DECEMBER 31, 1995
                            (CONTINUED)

                                                                                                                Non-Participant
                                                                               Participant Directed                Directed
                                                                      Fidelity       PNC Money                      Cinergy
                                                                    Intermediate      Market          Loan          Common
                                                                      Bond Fund        Fund           Fund        Stock Fund
PARTICIPANTS' EQUITY
     beginning of year                                                 $2,971,752     $1,827,081     $2,865,296    $27,360,620

CHANGES DURING PERIOD

     Assets transferred between plans (Note 2)                              2,163            209         29,240        103,121
     Contributions (Note 5)                                               277,336        239,557        -            2,866,792
     Dividend Income                                                      201,953        118,825        -            2,124,338
     Interest Income                                                        8,532          9,647        -              -
     Distributions to Participants (Notes 6,7, and 8)                    (141,462)      (291,658)      (115,532)    (2,172,817)
     Net realized and unrealized appreciation/
          (depreciation) in market value of investments                   183,105        -              -           10,175,790
     Investment Transfers (Note 3)                                          2,701        679,819        -              -
     Loans granted to Participants, net of repayments                    (118,161)       (77,655)       447,767        -
          Net change during period                                        416,167        678,744        361,475     13,097,224

PARTICIPANTS' EQUITY
     end of year                                                       $3,387,919     $2,505,825     $3,226,771    $40,457,844




UNITS OF PARTICIPATION
     December 31, 1995 (including units to be
          distributed to Participants)
     Number of units                                                                   2,496,883      3,226,771
     Number of shares (Notes 3 and 9)                                     324,441                                    1,285,557
     Value per unit, at market                                                             $1.00          $1.00
     Market price per share
          (New York Stock Exchange - Composite)                            $10.41                                       $30.63


NUMBER OF EMPLOYEES PARTICIPATING
     December 31, 1995                                                        376            321            354          1,495

  The accompanying notes are an integral part of this statement.

THE CINCINNATI GAS & ELECTRIC COMPANY
DEFERRED COMPENSATION AND INVESTMENT PLAN

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1995 and 1994


(1)	Description of The Cincinnati Gas & Electric Company Deferred
Compensation and Investment Plan (DCIP or the Plan) - The following is a brief description of the Plan. Reference is made to the Plan and the related Trust Agreement, including the defined terms, for complete information.

	All executive, supervisory, administrative, and professional employees of The Cincinnati Gas & Electric Company (CG&E), The Union Light, Heat and Power Company, and Lawrenceburg Gas Company are eligible to participate in the Plan upon completion of one year of service (effective January 1, 1996, employees are eligible to participate in the Plan upon employment). Under the Plan, participants may defer, pursuant to Section 401(k) of the Internal Revenue Code (Code), up to 15% of base pay with a maximum of $9,240 for the year 1995. In addition, a participant may make optional contributions to the Plan which, when combined with salary deferrals, may not exceed 15% of base pay. Salary deferrals and optional contributions may be further limited for certain highly compensated employees by the requirements of Code Sections 401(k), 401(m), and 415. The salary deferrals and optional contributions are invested by the trustee, as directed by each participant, in one or more investment funds, including a Cinergy Common Stock Fund.

The participant's employer makes a matching contribution of 55% (50% prior to July 1, 1994) of the amount, not exceeding 5% of base pay, contributed by each participant. In 1995, the Plan was amended to provide for incentive matching contributions. These incentive matching contributions range from $.10 to $.30 per dollar contributed by the participant up to 4% of base pay, depending on incentive goals attained by Cinergy Corp., CG&E's parent company. For those employees who do not contribute to the Plan, the employers contribute an incentive match assuming the participant contributed 1% of base pay. The accompanying financial statements reflect accrued incentive matching contributions of $878,000 for 1995. All employer matching contributions must be invested by the trustee in the Cinergy Common Stock Fund. Participants are immediately vested in their salary deferrals and optional contributions. Participants are vested in the employer matching contributions after five years of vesting service, or upon death or disability. Effective January 1, 1996, the Plan was amended to provide that participants would be immediately vested in the employer matching contributions.

	Participants are generally eligible to receive distributions of vested assets from the Plan upon termination of employment
(including retirement), death, or disability. Distributions are paid in a lump sum for vested benefits of $3,500 or less.
Distributions are paid in a lump sum or five annual installments (at the election of the participant) for vested benefits greater than $3,500. Active participants are also eligible to apply to the Plan administrator for "hardship" withdrawals from their salary-deferral account in accordance with Plan provisions.

	Subject to certain limitations, employees may apply for loans from their salary-deferral account balances. Such loans are reflected in the Loan Fund in the accompanying financial statements. Loans bear interest at the prime rate of the trustee plus 1/2%, and are repaid within five years through regular payroll deductions.

	The Plan is administered by the Deferred Compensation and Investment Plan Committee and trusteed by PNC Bank, Ohio, N.A. Effective
February 1, 1996, Fidelity Management Trust Company became the
Trustee. Generally, administrative expenses of the Plan are paid by the employer and are not included in the accompanying financial statements.

	The Plan is generally subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). In particular, the Plan is subject to the reporting, disclosure, participation, vesting, fiduciary responsibility, administration, and enforcement provisions of Title I and the termination and liability provisions of Title IV of ERISA.

	The funding provisions of Title I and the provisions relating to the Pension Benefit Guaranty Corporation of Title IV are not applicable to this type of defined contribution plan.

	CG&E expects to continue the Plan indefinitely, but its Board of Directors reserves the right to amend or terminate the Plan at any time. No amendment shall reduce retroactively the rights of participants or permit the return to the employer of any part of the Common Stock or other securities, obligations, deposits, or cash held by the trustee, or permit their use or diversion for any purpose other than the exclusive benefit of the participants or their beneficiaries. Forfeitures of participants' non-vested account balances are used to reduce CG&E's matching contributions in accordance with Plan provisions.

(2)	Significant Accounting Policies - Investments are stated at market value as determined by the trustee by reference to published market data at December 31, 1995 and 1994. The market value of the Plan's investments are subject to price fluctuations in the applicable
investment markets.   Unrealized valuation gains and losses are
reflected in the Statement of Changes in Participants' Equity. The statements are prepared on the accrual basis of accounting.

	Transfers of assets between the CG&E Savings Incentive Plan (SIP) and DCIP occur as a result of changes in employee status between the weekly and hourly paid classification and the executive, supervisory, administrative, and professional classification.

	The preparation of financial statements in conformity with generally accepted accounting principles requires the Plan Committee to make estimates and assumptions that affect the reported amounts of participants' equity at the date of the financial statements, and the reported amounts of changes in participants' equity during the reporting period. Actual results could differ from those estimates.

(3)	Investments - All contributions are paid to the trustee under the
Plan. A participant may elect or change investment funds and/or the percentages in which contributions will be allocated once each quarter.

	All employer matching contributions are invested in the Cinergy Common Stock Fund. Participant contributions and employer matching contributions are made each pay period and immediately invested in the designated fund.

	See Note (9) for the discussion of the conversion of CG&E common stock held by the Plan to Cinergy Corp. common stock pursuant to CG&E's merger with PSI Resources, Inc.

The following investments exceed 5% of total net assets available for benefits at December 31, 1995 and 1994:

                                  1995              1994

Cinergy Common Stock Fund     $110,901,946       $82,087,051
Fidelity Equity Income Fund     20,521,238        16,644,016
Fidelity Magellan Fund           9,947,118         6,566,321

(4)	Federal Income Tax Status - The Plan obtained its most recent determination letter in January 1995, in which the Internal Revenue Service (IRS) stated that the Plan, as designed, was in compliance with the applicable requirements of the Internal Revenue Code. The determination letter covers the amendments made to the Plan for purposes of complying with the requirements of the Tax Reform Act of 1986. Participating employees are not subject to tax on Plan income or amounts contributed by the employer until such time as such amounts are distributed to them.

(5)	Contributions - Contributions made by participants and amounts contributed by the employers during the years ended December 31, 1995 and 1994 are as follows:

                        1995                           1994

Participants        $  349,304                     $  384,244
Employers            8,360,549                      7,397,283
                    $8,709,853                     $7,781,527


	Participant contributions include optional contributions, while employer contributions include salary deferrals and employer matching contributions.

(6)	Participant Withdrawals - Distributions which had been requested by participants and approved but not yet paid as of December 31, 1994, are as follows:

		                                     1994

		Cinergy Common Stock Fund        $1,046,902
		Fidelity Magellan Fund               79,527
		Fidelity Equity-Income Fund         274,437
		Fidelity Intermediate Bond Fund      80,866
		Money Market Fund                    41,357
		Cash                                  9,964

		   Total                         $1,533,053

		These amounts are classified in the accompanying Statements of Financial Condition as of December 31, 1994, as a component of Participants' Equity. There were no outstanding distributions as of December 31, 1995.

(7)	Voluntary Early Retirement Program - During 1994, CG&E & its
subsidiaries approved a Voluntary Early Retirement Program (the Program). Distributions to participants in the Statement of Changes in Participants' Equity for the year ended December 31, 1994 includes approximately $10,809,000 in distributions to participants who elected to retire under the Program.

(8)	1996 Voluntary Workforce Reduction Program - In January 1996, Cinergy
announced a voluntary workforce reduction program which provides retirement and/or severance benefits to eligible employees. Although these benefits will not be paid from Plan assets, this matter may impact the level of distributions to participants in 1996 as participants elect to terminate their employment.

(9)	Merger - On October 24, 1994, PSI Resources, Inc. was merged with and into Cinergy Corp., and a subsidiary of Cinergy Corp. was merged with and into CG&E. Each outstanding share of CG&E common stock held by the Plan at October 24, 1994, was exchanged for one share of Cinergy common stock.

Report of Independent Public Accountants


To The Deferred Compensation and Investment Plan Committee of
The Cincinnati Gas & Electric Company:

	We have audited the accompanying statements of financial condition, with fund information, of THE CINCINNATI GAS & ELECTRIC COMPANY DEFERRED
COMPENSATION AND INVESTMENT PLAN (the Plan) as of December 31, 1995 and 1994, and the related statement of changes in participants' equity, with fund information, for the year ended December 31, 1995. These financial statements and the schedules referred to below are the responsibility of the Deferred Compensation and Investment Plan Committee. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

	We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

	In our opinion, the financial statements referred to above present fairly, in all material respects, the financial condition, with fund information, of the Plan as of December 31, 1995 and 1994, and the changes in participants' equity, with fund information, for the year ended December 31, 1995, in conformity with generally accepted accounting principles.

	Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules (Exhibits I and II) are presented for purposes of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statements of financial condition and the statement of changes in participants' equity is presented for purposes of additional analysis rather than to present the financial condition and changes in participants' equity of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


			ARTHUR ANDERSEN  LLP

Cincinnati, Ohio,
June 11, 1996

                                                              EXHIBIT I
                    The Cincinnti Gas & Electric Company
                  Deferred Compensation and Investment Plan

                          Sponsor EIN:  31-0240030
                       Administrator EIN:  31-1070386
                              Plan Number:  004

                  Part I, Schedule G (Form 5500, Item 27a)

    Schedule of Assets Held for Investment Purposes at December 31, 1995
    --------------------------------------------------------------------

(a)  (b)                   (c)                 (d)             (e)

                           Description of
                           investment
                           including maturity
                           date, rate of
     Identity of issue,    interest,
     borrower, lessor,     collateral, par or                  Current
     or similar party      maturity value      Cost            value
- ---  ------------------    ------------------  ----            -------

*    Cinergy Common        3,621,288 shares;   $61,755,530     $110,901,946
     Stock Fund            $0.01 par value;
                           $30.625 market
                           price per share
                           @ 12/31/95

     Fidelity Magellan     Mutual fund,          8,663,250       9,947,118
     Fund                  primarily common
                           stock; 115,691
                           shares; $85.98 net
                           asset value
                           @ 12/31/95

     Fidelity              Mutual fund,         17,836,058      20,521,238
     Equity-Income Fund    primarily equity
                           securities; 541,029
                           shares;  $37.93
                           net asset value
                           @ 12/31/95

     Fidelity              Mutual fund,          3,377,542       3,377,431
     Intermediate          primarily
     Bond Fund             fixed-income
                           obligations;
                           324,441 shares;
                           $10.41 net asset
                           value @ 12/31/95

**   PNC Money Market      Mutual fund, money    2,496,883       2,496,883
     Fund                  market instruments;
                           2,496,883 units;
                           $1.00 net asset
                           value @ 12/31/95

     Participant loans     8.25% - 9.50%            0            3,226,771

*	The Cincinnati Gas & Electric Company, as employer having employees covered by the plan, is a party-in-interest.

**  PNC, as Trustee, is a party-in-interest.

                                                            Exhibit II


                    The Cincinnati Gas & Electric Company
                  Deferred Compensation and Investment Plan

                          Sponsor EIN:  31-0240030
                       Administrator EIN:  31-1070386
                              Plan Number:  004

                  Part V, Schedule G (Form 5500, Item 27d)

                    Schedule of Reportable Transactions
                    For the Year Ended December 31, 1995
                    ------------------------------------




                 Total      Total     Total Dollar  Total Dollar
Identity of      Number of  Number    Value of      Value of      Net Gain
Securities       Purchases  of Sales  Purchases     Sales         on Sales
- -----------      ---------  --------  ------------  ------------  --------

* Cinergy Corp.
   Common Stock
   Fund             150       152     $ 7,459,301    $10,459,763 $1,176,348


* Denotes a party-in-interest.

				Exhibit 23





CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


	As independent public accountants, we hereby consent to the incorporation by reference of our report dated June 11, 1996 included in this Annual Report on Form 11-K for the year ended December 31, 1995 of The Cincinnati Gas & Electric Company Deferred Compensation and Investment Plan, into its previously filed Registration Statement No. 33-55291.







			ARTHUR ANDERSEN LLP




Cincinnati, Ohio,
June 11, 1996